EXHIBIT 4.6


                                                 Form of Settlement Contract

                                  CONFIRMATION

From:    Claymore MACROshares Oil Up Holding Trust
To:      Claymore MACROshares Oil Down Holding Trust
Date:    November [  ], 2006
Re:      Settlement Contracts
_______________________________________________________________________________

Ladies and Gentlemen:

         This communication (this "Master Confirmation") is intended to supplement the terms and conditions of the futures transactions entered into between us from time to time as set forth below (each a "Settlement Contract"). Each Settlement Contract shall be a "Transaction" under the Agreement described below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. Any capitalized terms used but not defined herein, in any Supplemental Confirmation (as described below) or in the Definitions shall have the meanings set forth in the Claymore MACROshares Oil Up Holding Trust Agreement (the "Up-MACRO Holding Trust Agreement") or the Claymore MACROshares Oil Down Holding Agreement (the "Down-MACRO Holding Trust Agreement"), each dated as of November 22, 2006, among Macro Securities Depositor, LLC, Investors Bank & Trust Company, as Trustee, Claymore Securities, Inc., as Administrative Agent and a Marketing Agent, and MACRO Financial, LLC, as a Marketing Agent.

         This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The terms of any particular Transaction shall be set forth in a Supplemental Confirmation in the form of Schedule A hereto and which references this Master Confirmation, in which event the terms and provisions of this Master Confirmation shall be deemed to be incorporated into and made a part of each such Supplemental Confirmation. This Master Confirmation and each Supplemental Confirmation together shall constitute a separate "Confirmation" as referred to in the Agreement. Any such Confirmation shall supplement, form a part of, and be subject to, the ISDA Master Agreement (Multicurrency-Cross Border) dated as of November 22, 2006, as amended and supplemented from time to time (the "Agreement"), between the Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust") and the Claymore MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust"). All provisions contained in the Agreement shall govern this Master Confirmation and the related Supplemental Confirmation relating to a Settlement Contract except as expressly modified below or in the related Supplemental Confirmation. With respect to any relevant Settlement Contract, the Agreement, this Master Confirmation and the related Supplemental Confirmation shall represent the entire agreement and understanding of the parties with respect to the subject matter and terms of such Settlement Contract and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

         If, in relation to any Settlement Contract to which this Master Confirmation and a related Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation and the Definitions that are incorporated into this Master Confirmation, the following will prevail for purposes of such Settlement Contract in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Definitions and (iv) the Agreement.

2. General Terms:

Trade Date:                                For each Settlement Contract, as set
                                           forth in the related Supplemental
                                           Confirmation.

Settlement Payment Date:                   For each Settlement Contract, the
                                           earlier of the Distribution Payment
                                           Date that occurs in January of 2027,
                                           following the Final Scheduled
                                           Termination Date, (ii) an Early
                                           Termination Date (as used herein
                                           having the meaning set forth in the
                                           Up-MACRO Holding Trust Agreement and
                                           the Down-MACRO Holding Trust
                                           Agreement) and (iii) a Redemption
                                           Date. A Settlement Payment Date
                                           shall occur upon the redemption of
                                           Up-MACRO Holding Shares and
                                           Down-MACRO Holding Shares for the
                                           same number of individual Settlement
                                           Contracts as (i) in the case of an
                                           Early Termination Date or the Final
                                           Scheduled Termination Date, the
                                           number of all outstanding MACRO
                                           Units representing all Up-MACRO and
                                           Down-MACRO Holding Shares that are
                                           outstanding and (ii) in the case of
                                           a Paired Optional Redemption, the
                                           number of MACRO Units representing
                                           the Net Par Amount Decrease in the
                                           Aggregate Par Amount that is being
                                           redeemed. For the avoidance of
                                           doubt, each Settlement Contract
                                           shall have only one Settlement
                                           Payment Date, and following such
                                           Settlement Payment Date neither
                                           party shall have any obligations
                                           other than with respect to the
                                           Up-MACRO Settlement Payment or
                                           Down-MACRO Settlement Payment owed
                                           by it.

Settlement Payment Payer:                  If the Ending Level (i) as of the
                                           last Price Determination Day
                                           preceding the Settlement Payment
                                           Date, in the case of the Final
                                           Scheduled Termination Date or an
                                           Early Termination Date and (ii) on
                                           the Redemption Order Date preceding
                                           such Settlement Payment Date, in the
                                           case of a Redemption Date for a
                                           Paired Optional Redemption (the
                                           dates specified in (i) and (ii)
                                           above, each a "Relevant Measurement
                                           Date" for the Settlement Contract)
                                           is above the Starting Level, the
                                           Down-MACRO Holding Trust will pay
                                           the Down-MACRO Settlement Payment to
                                           the Up-MACRO Holding Trust on such
                                           Settlement Payment Date. If the
                                           Ending Level as of the Relevant
                                           Measurement Date (as described in
                                           the preceding sentence) is below the
                                           Starting Level, the Up-MACRO Holding
                                           Trust will pay the Up-MACRO
                                           Settlement Payment to the Down-MACRO
                                           Holding Trust on such Settlement
                                           Payment Date.

                                           If the Settlement Payment Date for
                                           any Settlement Contract is not a
                                           Distribution Date, the Down-MACRO
                                           Holding Trust or the Up-MACRO
                                           Holding Trust, as applicable, may
                                           deliver Treasuries or a combination
                                           of cash and Treasuries, in each case
                                           with a Value equal to the Down-MACRO
                                           Settlement Payment or Up-MACRO
                                           Settlement Payment, as applicable,
                                           owed on such date.

Up-MACRO
Settlement Payment:                        With respect to any Settlement
                                           Payment Date, for each Settlement
                                           Contract settled on that date, an
                                           amount equal to: (a) if the Up-MACRO
                                           Underlying Value on the Relevant
                                           Measurement Date is greater than or
                                           equal to the Up-MACRO Asset Amount
                                           on such date, zero; and (b) if the
                                           Up-MACRO Underlying Value on the
                                           Relevant Measurement Date is less
                                           than the Up-MACRO Asset Amount on
                                           such date, an amount equal to (i)
                                           the excess of such Up-MACRO Asset
                                           Amount over such Up-MACRO Underlying
                                           Value divided by (ii) the number of
                                           outstanding Settlement Contracts
                                           immediately prior to such Settlement
                                           Payment Date.

Down-MACRO
Settlement Payment:                        With respect to any Settlement
                                           Payment Date, for each Settlement
                                           Contract settled on that date, an
                                           amount equal to: (a) if the
                                           Down-MACRO Underlying Value on the
                                           Relevant Measurement Date is greater
                                           than or equal to the Down-MACRO
                                           Asset Amount on such date, zero; and
                                           (b) if the Down-MACRO Underlying
                                           Value on the Relevant Measurement
                                           Date is less than the Down-MACRO
                                           Asset Amount on such date, an amount
                                           equal to (i) the excess of such
                                           Down-MACRO Asset Amount over such
                                           Down-MACRO Underlying Value divided
                                           by (ii) the number of outstanding
                                           Settlement Contracts immediately
                                           prior to such Settlement Payment
                                           Date.

Starting Level:                            The Starting Level will be as
                                           specified in the Up-MACRO Holding
                                           Trust Agreement and the Down-MACRO
                                           Trust Agreement.

Ending Level:                              With respect to any Price
                                           Determination Day, the Applicable
                                           Reference Price of Crude Oil on such
                                           Price Determination Day.

Applicable Reference                       Has the meaning set forth in the
Price of Crude Oil:                        Up-MACRO Holding Trust Agreement and
                                           the Down-MACRO Holding Trust
                                           Agreement.

Price Determination Day:                   Has the meaning set forth in the
                                           Up-MACRO  Holding  Trust  Agreement
                                           and the Down-MACRO Holding Trust
                                           Agreement.

Calculation Agent:                         The Trustee

3. Tax Treatment.

The parties hereto intend to treat each Confirmation, as governed by this Master Confirmation and the Agreement, as a separate forward contract for U.S. federal, state, and local income tax purposes.

4. Account Details:

Account(s) for payments to Up-MACRO Holding Trust:

Account(s) for payments to Down-MACRO Holding Trust:

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.



                                     Yours sincerely,

                                     CLAYMORE MACROSHARES OIL UP HOLDING
                                     TRUST

                                     By:  Investors Bank & Trust Company,
                                          not in its individual capacity but
                                          solely as Up-MACRO Holding Trustee



                                     By:             /S/  Michael F. Rogers
                                              ----------------------------------
                                              Name:  Michael F. Rogers
                                              Title: President

Confirmed as of the
date first above written:

CLAYMORE MACROSHARES OIL DOWN HOLDING TRUST

By:   Investors Bank & Trust Company,
      not in its individual capacity but
      solely as Down-MACRO Holding Trustee



By:          /S/  Michael F. Rogers
     ---------------------------------------
     Name:   Michael F. Rogers
     Title:  President

                                   Schedule A

                                             Form of Supplemental Confirmation
                                             ---------------------------------

From:    Claymore MACROshares Oil Up Holding Trust

To:      Claymore MACROshares Oil Down Holding Trust

Date:    [                        ]

Re:      Settlement Contracts
_______________________________________________________________________________

Ladies and Gentlemen:

         The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Settlement Contracts entered into between us on the Trade Date set forth below. This Supplemental Confirmation is a binding contract between us as of the relevant Trade Date for the Settlement Contracts referenced below.

         The definitions and provisions contained in the Master Confirmation specified below are incorporated into this Supplemental Confirmation. In the event of any inconsistency between those definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern.

         This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of November [ ], 2006 (the "Master Confirmation") between us, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below, including, without limitation, all representations and covenants, which are deemed to be repeated by each party hereto on the date hereof.


General Terms:

Trade Date:                                _________ __, 20__

Number of corresponding
MACRO Units:                               __________

Number of
Settlement Contracts:                      __________

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.



                                     Yours sincerely,

                                     CLAYMORE MACROSHARES OIL UP HOLDING
                                     TRUST

                                     By:  Investors Bank & Trust Company,
                                          not in its individual capacity but
                                          solely as Up-MACRO Holding Trustee



                                     By:
                                              ----------------------------------
                                              Name:
                                              Title:

Confirmed as of the
date first above written:

CLAYMORE MACROSHARES OIL DOWN HOLDING TRUST

By:   Investors Bank & Trust Company,
      not in its individual capacity but
      solely as Down-MACRO Holding Trustee



By:
     ---------------------------------------
     Name:
     Title: